UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 31, 2001

AirTran Holdings, Inc.
(Exact name of registrant as specified in its charter)
State of Incorporation: Nevada

9955 AirTran Boulevard, Orlando, Florida  32827
(Address of principal executive offices)
(407) 251-5600
(Registrant's telephone number, including area code)

Commission file number: 1-15991     I.R.S. Employer Identification No: 58-2189551

AirTran Airways, Inc.
(Exact name of registrant as specified in its charter)
State of Incorporation: Delaware

9955 AirTran Boulevard, Orlando, Florida  32827
(Address of principal executive offices)
(407) 251-5600
(Registrant's telephone number, including area code)

Commission file number: 333-67300     I.R.S. Employer Identification No: 65-0440712

Item 5.  Other Events

AirTran Holdings, Inc. is filing as Exhibit 99 to this Form 8-K the press release issued by AirTran Holdings, Inc. and AirTran Airways, Inc. on October 31, 2001 announcing financial results for both companies for the third quarter of 2001.

Item 7. Financial Statements and Exhibits

     (c) Exhibits. The following exhibit is filed with this Report:

         99 - Press Release of AirTran Holdings, Inc. and AirTran Airways, Inc. (October 31, 2001)

Item 9. Regulation FD

On October 31, 2001, members of AirTran Holdings, Inc. (the "Company") management held a conference call with investors to discuss its release of financial results for the third quarter of 2001 as well as certain information regarding estimates for the remainder of 2001.

During this call management noted the following, among other things:

1. The Company had a cash balance of $135.8 million as of September 30, 2001.

2. The Company's shareholder's equity as of September 30, 2001 was $51.5 million.

3. Capacity (ASMs) is expected to grow by approximately 10% during the remainder of 2001.

4. Non-fuel unit costs are expected to decrease 1.5% compared to 3rd quarter 2001.

5. The Company believes its fuel costs will average between $0.85 and $0.90 per gallon during the fourth quarter of 2001.

6. Prior to September, July and August's ASMs increased by 18.4% and RPMs increased by
    12.0% on a year over year basis. As a result, load factor during this two-month period declined from 75.4% to 71.4% while enplaned passengers increased 12.8%.

7. Passenger revenue in July and August was $118.3MM compared to $108.5MM in 2000 or an increase of 9%. July and August unit revenue was 9.7 cents or 8.0% lower than the year earlier
    RASM of 10.6 cents.

8. For the July and August period load factor declined from 75.4% to 71.4% and yield declined from 14.0 cents to 13.6 cents or a 2.6% reduction.

Investors may listen to the webcast that occurred on October 31, 2001 in which this and other information was discussed by visiting the investor relations section of the Company's web site, www.airtran.com.

The information contained in this Form 8-K, including Exhibit 99, contains forward-looking statements. Statements regarding the Company's future growth in market segments, strategic plan, revenue, earnings, load factors, yields, Internet bookings as well as statements about the Company's future financial and operational performance, future profitability and the impact of any of such factors on 2001 and beyond are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company's ability to maintain current cost levels, fare levels and actions by competitors, regulatory matters and general economic conditions. Additional information concerning factors that could cause future results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2000. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AirTran Holdings, Inc.
(Registrant)

Date: October 31, 2001	/s/ Richard P. Magurno
Senior Vice President and General Counsel

AirTran Airways, Inc.
(Registrant)

Date: October 31, 2001	/s/ Richard P. Magurno
Senior Vice President and General Counsel

EXHIBIT 99

AirTran Holdings Reports Third Quarter 2001 Operating Profit
Before Special Items and Non-Recurring, Non-Cash Charge

     ORLANDO, Fla.--Oct. 31, 2001--AirTran Holdings, Inc. (NYSE:AAI), parent company of AirTran Airways, Inc., today announced that it earned an operating profit of $2.0 million in the third quarter 2001 before special items and a non-recurring, non-cash charge related to the conversion of a convertible note by Boeing Capital Loan Corp. AirTran Holdings recorded a net loss of $10.6 million or $.15 per basic and diluted share after the special items and non-recurring charge. This compares to net earnings of $8.9 million or $.13 per diluted share in the third quarter of 2000.

     "Prior to the events of September 11th, AirTran was on track to post a net profit for the third quarter of 2001 -- achieving its eleventh consecutive quarter of profitability," said Joe Leonard, chairman and chief executive officer. "Although these events impacted our business, our employees quickly demonstrated their commitment to ensuring AirTran's future by being the first in the industry to voluntarily accept wage reductions. On behalf of the Company and its shareholders, I want to thank each and every employee for his or her personal leadership and sacrifice."

     Included in the net loss were special charges directly related to September 11th, a special gain and a non-recurring, non-cash charge as outlined in the table below:

Reconciliation of Special Items and Non-recurring,
Non-cash Charge to Net Loss
Third Quarter 2001
(in millions, except per share amounts)

	Amount	Earnings Per Share
Operating income	$2.0
Other (income) expense	(7.4)
Tax provision	(0.7)

Net loss before special items and
non-recurring, non-cash charge	$(6.1)	$(.09)

Special items:

Aircraft impairment	(28.0)
Other costs related to Sept. 11	(2.5)
Total special charges	(30.5)
Special credit: U.S. Government grant	30.3
Total special items	(0.2)
Non-recurring, non-cash charge	(4.3)
Total adjustments	(4.5)	$(.06)

Net loss after special items and
non-recurring, non-cash charge	$(10.6)	$(.15)

Weighted average shares (000s)	68,690

     Robert L. Fornaro, president and chief operating officer, said, "Immediately following September 11th, AirTran reduced its daily flight schedule by approximately twenty percent. However, we continued to serve all of our cities and recently announced new service to Pensacola and Tallahassee, Florida, with revenue guarantees, as well as to Baltimore/Washington International Airport." Fornaro went on to say, "AirTran's passenger load factors continue to improve on a daily basis and our operating performance is among the best in the industry at this time."

     The aircraft impairment charge is a non-recurring, non-cash adjustment to the net book value of the Company's DC-9 fleet and reflects the reduction in market value of used aircraft as a result of the events of September 11th. The Company anticipates that it will retire three DC-9 aircraft in the fourth quarter of 2001. The previously mentioned conversion of a convertible note resulted in the issuance of approximately two million shares of the Company's common stock.

     Also during the third quarter, AirTran Holdings, Inc., joined the New York Stock Exchange on August 15, 2001. Commenting on this and other events Stan Gadek, senior vice president and chief financial officer, said, "During the third quarter we experienced both achievements and challenges in the financial area. Excluding special items, our non-fuel unit costs decreased 2.5 percent on a year-over-year basis primarily due to cost-saving measures implemented in the second and third quarters. In addition, AirTran had in excess of $135 million in total cash as of September 30th, compared to $103 million as of December 31, 2000. As a result, we are well positioned to weather the current environment."

     AirTran Airways provides affordable air travel to 34 cities throughout the eastern United States. The airline's hub is at the world's busiest airport, Hartsfield Atlanta International Airport, where it is the second largest carrier. AirTran Airways is a subsidiary of AirTran Holdings, Inc. (NYSE:AAI).

     Unlike other airlines, AirTran Airways never requires a roundtrip purchase or Saturday night stay. The airline offers a Business Class any business can afford, all-assigned seating, a generous frequent flier program, and a corporate program called A2B. For more information and reservations, visit www.airtran.com (America Online Keyword: AirTran), call your travel agent or AirTran Airways at 1-800-AIRTRAN (800-247-8726) or 770-994-8258 in Atlanta.

     Editor's note: Any statements regarding the Company's future growth in market segments, strategic plan, revenue, earnings, load factors, yields, Internet bookings as well as statements about the Company's future financial and operational performance, future profitability and the impact of any of such factors on 2001 and beyond are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company's ability to maintain current cost levels, fare levels and actions by competitors, regulatory matters and general economic conditions. Additional information concerning factors that could cause future results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2000. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.

AirTran Holdings, Inc.
Consolidated Statements of Operations
(In thousands, except per share data and statistical summary)
(Unaudited)
	For the three months ended
	September 30,		Variance
	2001	2000	Percentage
Operating revenues:
Passenger	$146,850	$156,807	(6.3)%
Cargo	410	904	(54.6)%
Other	3,417	3,748	(8.8)%
Total operating revenues	150,677	161,459	(6.7)%

Operating expenses:
Salaries, wages and benefits	38,378	35,423	8.3%
Aircraft fuel	34,757	37,189	(6.5)%
Maintenance, materials and repairs	15,270	20,959	(27.1)%
Distribution	9,938	10,009	(0.7)%
Landing fees and other rents	8,979	6,661	34.8%
Marketing and advertising	4,620	4,396	5.1%
Aircraft rent	9,297	4,007	132.0%
Depreciation	6,586	5,906	11.5%
Other operating	20,853	19,806	5.3%
Special charges	30,484	--	NM
Government grant	(30,251)	--	NM
Total operating expenses	148,911	144,356	3.2%
Operating income	1,766	17,103	(89.7)%

Other (income) expense
Interest income	(1,257)	(1,654)	(24.0)%
Interest expense	8,745	9,518	(8.1)%
Convertible debt discount amortization	4,291	--	NM
SFAS 133 adjustment	(89)	--	NM
Other expense, net	11,690	7,864	48.7%

Income (loss) before taxes	(9,924)	9,239	(207.4)%
Provision for income taxes	670	348	92.5%
Net income (loss)	$(10,594)	$8,891	(219.2)%
	=======	=======
Earnings (loss) per common share
Basic	$(0.15)	$0.14	(207.1)%
Diluted	$(0.15)	$0.13	(215.4)%

Weighted average shares outstanding
Basic	68,690	65,757	4.5%
Diluted	68,690	69,047	(0.5)%

AirTran Holdings, Inc.
Consolidated Statements of Operations (Continued)
(In thousands, except per share data and statistical summary)
(Unaudited)
	For the three months ended
	September 30,				Variance
	2001		2000		Percentage
Third Quarter Statistical Summary: (1)
Revenue passengers	2,035,162		2,029,035		0.3%
Revenue passenger miles (000s)	1,107,901		1,110,576		(0.2)%
Available seat miles (000s)	1,651,105		1,512,847		9.1%
EBITDAR	$17,882		$27,016		(33.8)%
Operating margin	1.3%		10.6%		(9.3)	pts.
Net margin	(4.1)%		5.5%		(9.6)	pts.
Block hours	47,919		44,469		7.8%
Passenger load factor	67.1%		73.4%		(6.3)	pts.
Break-even load factor	69.6%		69.1%		0.5	pts.
Average fare	$72.16		$77.28		(6.6)%
Average yield per RPM	13.25	(cent)	14.12	(cent)	(6.2)%
Passenger revenue per ASM	8.89	(cent)	10.37	(cent)	(14.3)%
Operating cost per ASM	9.00	(cent)	9.54	(cent)	(5.7)%
Non-fuel operating cost per ASM	6.90	(cent)	7.08	(cent)	(2.5)%
Average cost of aircraft fuel per gallon	91.74	(cent)	103.40	(cent)	(11.3)%
Weighted average number of aircraft	60		51		17.6%

(1)					Where appropriate, excludes special charges, government grant and nonrecurring, non-cash charges for convertible debt discount amortization of $30.5 million, $30.3 million, and $4.3 million, respectively.

AirTran Holdings, Inc.
Consolidated Statements of Operations
(In thousands, except per share data and statistical summary)
(Unaudited)
	For the nine months ended
	September 30,		Variance
	2001	2000	Percentage
Operating revenues:
Passenger	$517,232	$441,556	17.1%
Cargo	1,704	2,977	(42.8)%
Other	11,247	10,103	11.3%
Total operating revenues	530,183	454,636	16.6%

Operating expenses:
Salaries, wages and benefits	119,236	101,690	17.3%
Aircraft fuel	109,351	96,361	13.5%
Maintenance, materials and repairs	56,540	55,504	1.9%
Distribution	36,231	29,400	23.2%
Landing fees and other rents	27,156	20,400	33.1%
Marketing and advertising	14,845	13,440	10.5%
Aircraft rent	23,365	9,000	159.6%
Depreciation	22,838	16,129	41.6%
Other operating	60,126	52,148	15.3%
Impairment loss/lease termination	18,079	--	NM
Special charges	30,484	--	NM
Government grant	(30,251)	--	NM
Total operating expenses	488,000	394,072	23.8%
Operating income	42,183	60,564	(30.3)%

Other (income) expense
Interest income	(4,456)	(3,908)	14.0%
Interest expense	29,679	28,618	3.7%
Convertible debt discount amortization	4,291	--	NM
SFAS 133 adjustment	(2,701)	--	NM
Other expense, net	26,813	24,710	8.5%

Income before taxes and cumulative effect
of change in acctg. principle	15,370	35,854	(57.1)%
Provision for income taxes	3,312	1,473	124.8%

Income before cumulative effect of change
in acctg. principle	12,058	34,381	(64.9)%

Cumulative effect of change in acctg.
principle, net of tax	(657)	--	NM

Net income	$11,401	$34,381	(66.8)%
	=======	=======

AirTran Holdings, Inc.
Consolidated Statements of Operations (Continued)
(In thousands, except per share data and statistical summary)
(Unaudited)
	For the nine months ended
	September 30,		Variance
	2001	2000	Percentage
Basic earnings per common share
Earnings before cumulative effect of
change in acctg. principle	$0.18	$0.52	(65.4)%
Cumulative effect of change in acctg.
principle	(0.01)	--	NM
Earnings per common share, basic	$0.17	$0.50	(67.3)%
	=======	=======

Diluted earnings per common share	$0.17	$0.50	(66.0)%
Earnings before cumulative effect of
change in acctg. principle	(0.01)	--	NM
Cumulative effect of change in acctg.	$0.16	$0.52	(68.0)%
principle	=======	=======
Earnings per common share, diluted

Weighted average shares outstanding
Basic	67,226	65,735	2.3%
Diluted	74,664	69,009	8.2%

	For the nine months ended
	September 30,				Variance
	2001		2000		Percentage
Nine Month Statistical Summary: (2)
Revenue passengers	6,449,334		5,583,128		15.5%
Revenue passenger miles (000s)	3,489,731		3,032,962		15.1%
Available seat miles (000s)	4,944,408		4,316,504		14.5%
EBITDAR	$106,698		$85,693		24.5%
Operating margin	11.4%		13.3%		(1.9)	pts.
Net margin	6.3%		7.6%		(1.3)	pts.
Block hours	145,256		126,397		14.9%
Passenger load factor	70.6%		70.3%		0.3	pts.
Break-even load factor	65.4%		64.6%		0.8	pts.
Average fare	$80.20		$79.09		1.4%
Average yield per RPM	14.82	(cent)	14.56	(cent)	1.8%
Passenger revenue per ASM	10.46	(cent)	10.23	(cent)	2.2%
Operating cost per ASM	9.50	(cent)	9.13	(cent)	4.1%
Non-fuel operating cost per ASM	7.29	(cent)	6.90	(cent)	5.7%
Average cost of aircraft fuel per gallon	96.35	(cent)	93.27	(cent)	3.3%
Weighted average number of aircraft	57		49		16.3%

(2)

Where appropriate, excludes impairment loss/lease termination, special charges, government grant and nonrecurring, non-cash charges for convertible debt discount amortization of $18.1 million, $30.5 million, $30.3 million, and $4.3 million, respectively